Exhibit 5.1

October 26, 2026

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Ladies and Gentlemen:

We have acted as counsel to Imunon, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale of (i) 20,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase an aggregate of 20,000,000 shares of Common Stock, (iii) 20,000,000 shares of Common Stock initially issuable upon exercise of the Pre-funded Warrants (the “Pre-funded Warrant Shares”), (iv) warrants (the “Placement Agent Warrants”) to purchase an aggregate of 1,000,000 shares of Common Stock or exchange warrants (the “Placement Agent Exchange Warrants”) in lieu thereof to purchase 1,000,000 shares of Common Stock, such Placement Agent Warrants to be issued to Maxim Group LLC (the “Placement Agent”) under a Placement Agency Agreement between the Company and the Placement Agent (the “Placement Agency Agreement”), (v) 1,000,000 shares of Common Stock initially issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”), (vi) Tranche A common warrants (the “Tranche A Warrants”) to purchase an aggregate of 10,000,000 shares of Common Stock or exchange warrants in lieu thereof to purchase 10,000,000 shares of Common Stock (the “Tranche A Exchange Warrants”), (vii) Tranche B common warrants (the “Tranche B Warrants”) to purchase an aggregate of 20,000,000 shares of Common Stock or exchange warrants in lieu thereof to purchase 20,000,000 shares of Common Stock (the “Tranche B Exchange Warrants”), (viii) Tranche C common warrants (the “Tranche C Warrants”) to purchase an aggregate of 20,000,000 shares of Common Stock or exchange warrants in lieu thereof to purchase 20,000,000 shares of Common Stock (the “Tranche C Exchange Warrants”), (ix) Tranche D common warrants (the “Tranche D Warrants”, and together with the Tranche A Warrants, Tranche B Warrants and Tranche C Warrants, the “Common Warrants”, and the Common Warrants, together with the Pre-funded Warrants, the Placement Agent Warrants and the Exchange Warrants (defined below), the “Warrants”) to purchase an aggregate of 20,000,000 shares of Common Stock or exchange warrants in lieu thereof to purchase 20,000,000 shares of Common Stock (the “Tranche D Exchange Warrants”, and together with the Tranche A Exchange Warrants, Tranche B Exchange Warrants, Tranche C Exchange Warrants, and the Placement Agent Exchange Warrants, the “Exchange Warrants”), such Common Warrants to be issued under a Warrant Agency Agreement (the “Warrant Agency Agreement”), between the Company and Equiniti Trust Company, LLC as warrant agent, (x) 70,000,000 shares of Common Stock initially issuable upon exercise of the Common Warrants (the “Common Warrant Shares” and, together with the Placement Agent Warrant Shares, Pre-funded Warrant Shares and Exchange Warrant Shares (defined below), the “Warrant Shares”), (xi) Exchange Warrants to purchase up 71,000,000 shares of Common Stock and (xii) 71,000,000 shares of Common Stock initially issuable upon exercise of the Exchange Warrants (the “Exchange Warrant Shares”), in each case pursuant to the Company’s Registration Statement on Form S-1, filed with the United States Securities and Exchange Commission (the “Commission”) on October 26, 2026 (the “Registration Statement”).

We have reviewed:

(i)	The Registration Statement;

(ii)	a Securities Purchase Agreement, by and among the Company and the purchasers named therein (the “Purchase Agreement”);

(iii)	the Placement Agency Agreement;

Imunon, Inc. October 26, 2026 Page 2

(iv)	the Warrant Agency Agreement;

(v)	the form of Pre-funded Warrant;

(vi)	the form of Placement Agent Warrant;

(vii)	the form of Tranche A Warrant;

(viii)	the form of Tranche B Warrant;

(ix)	the form of Tranche C Warrant; and

(x)	the form of Tranche D Warrant.

We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed that the Shares have been, and that the Warrant Shares will be, duly registered on the books of the transfer agent and registrar of the Common Stock and that the Company will comply with applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”). We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Shares, when duly issued and sold as contemplated in the Purchase Agreement, will be validly issued, fully paid and non-assessable, (ii) subject to the qualifications set forth below, when the Registration Statement has become effective under the Securities Act and the form, terms, execution and delivery of the Warrants have been duly authorized by all necessary corporate action by the Company and the Warrants have been duly executed and delivered in accordance with the terms of the Purchase Agreement, Placement Agency Agreement and Warrant Agency Agreement, as applicable, and have been duly issued and sold as contemplated by the Purchase Agreement, Placement Agency Agreement and Warrant Agency Agreement, as applicable, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (iii) the Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the initially issuable Warrant Shares have been reserved for issuance and the terms of the issuance and sale of the Warrant Shares have been duly approved by all necessary corporate action by the Company, the Warrant Shares, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

We are members of the bars of the Commonwealth of Massachusetts and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and the DGCL.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP